As filed with the Securities and Exchange Commission on December 19, 1997.
                                                     REGISTRATION NO. 333-40835

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUESTRON TECHNOLOGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                                     23-2257354
(STATE OR OTHER JURISDICTION OF                    (I.R.S.  EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


             6400 CONGRESS AVENUE, SUITE 200A, BOCA RATON, FL 33487
                                 (561) 241-5251
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                              DOMINIC A. POLIMENI
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
             6400 CONGRESS AVENUE, SUITE 200A, BOCA RATON, FL 33487
                                 (561) 241-5251
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE


  Title of each class of         Amount to be           Proposed maximum           Proposed maximum             Amount of
securities to be registered       registered         offering price per unit   aggregate offering price     registration fee(1)

      Common Stock,             125,912 shares              $8.78125                $1,105,664.75                $335.05
      $.001 par value



(1) Fee already paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION
DECEMBER 19, 1997

                            QUESTRON TECHNOLOGY, INC
                         125,912 SHARES OF COMMON STOCK
                               ($.001 PAR VALUE)

         This Prospectus relates to the possible resale on a continuous basis of up to 125,912 shares of Common Stock, $.001 par value, of Questron Technology, Inc. (the "Shares"), a Delaware corporation ("Questron" or the "Company"). These Shares were issued in September 1997 by the Company in connection with the acquisition by the Company of the issued and outstanding shares of California Fasteners, Inc., a California corporation ("Calfast"). The Shares included in the Registration Statement are sometimes referred to as the "Securities". The Securities may be offered from time to time by the selling securityholders (the "Selling Securityholders"). THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE SECURITIES BY THE SELLING SECURITYHOLDERS. THE OBLIGATION OF THE COMPANY TO REPURCHASE THE SHARES WILL BE REDUCED BY ANY SALE OF THE SHARES UNDER THIS REGISTRATION STATEMENT. SEE "USE OF PROCEEDS."


         The Securities will be offered for sale from time to time on terms to be determined at the time of sale by the Selling Securityholders. The Securities are listed on the Nasdaq SmallCap Market under the symbol "QUST." On December 18, 1997, the closing bid price per share of the Common Stock as reported by Nasdaq was $7.9375. The Securities are being registered pursuant to an agreement entered into in connection with the Company's acquisition of Calfast. The Company will pay certain expenses of this offering. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ===================
         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6, FOR IMPORTANT INFORMATION WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                               ==================

                                 Underwriting Discounts   Proceeds to Selling
            Price to Public(1)       and Commissions       Securityholders(3)

Per Share        $8.09375                  (2)                  $8.09375

Total         $1,019,100.25                (2)               $1,019,100.25
================================================================================

(1) Based upon the average of the closing reported bid and asked prices on December 18, 1997.
(2)  Not known at this time.
(3) The expenses of this offering, estimated at $10,245 will be borne by the Company.


         The Selling Securityholders, directly or through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Securities from time to time on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the purchase price, the public offering price, the name of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement. The aggregate proceeds to the Selling Securityholders from the Securities will be the purchase price of such Securities sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. Any such Prospectus Supplement will also set forth any additional information regarding indemnification by the Company of the Selling Securityholders or any underwriter, dealer or agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of any of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders may also from time to time dispose of Securities pursuant to available exemptions under the Securities Act, including sales under Rule 144 to the extent permitted under such rule. See "PLAN OF DISTRIBUTION".

         The date of this Prospectus is December ___, 1997.

                       NOTE ON FORWARD LOOKING STATEMENTS

         Certain information set forth or incorporated by reference herein includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties including those identified in this Prospectus under the caption "Risk Factors" and those included under the same caption in the Company's reports filed pursuant to the Securities Exchange Act of 1934 ("Exchange Act"). Readers are cautioned not to place undue reliance on these statements, which are made as of the date hereof. The Company undertakes no obligation to release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). As permitted by the rules and regulations of the Commission, this Prospectus, which constitutes part of the Company's Registration Statement on Form S-3 ("Registration Statement"), does not contain all the information set forth in the Registration Statement and the exhibits and undertakings contained therein, to which reference is hereby made. Statements made in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein as to the contents of any contract, agreement or other document referred to are not necessarily complete and with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect the Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information referred to above, without charge, at the public reference facilities of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of such documents from the Commission upon payment of the fees prescribed by the Commission. Such documents also are available for inspection and copying at prescribed rates at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048; and the Northwestern Atrium Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Registration statements and other documents and reports that are filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (including the Registration Statement) are publicly available through the Commission's web site on the Internet (http://www.sec.gov).

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-13324), are hereby incorporated by reference into the Registration Statement:

         (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

         (b) the Company's Quarterly Reports on Form 10-QSB dated November 14, 1997, August 14, 1997 and May 15, 1997, which include unaudited financial statements for the nine month period ended September 30, 1997, the six month period ended June 30, 1997 and the three month period ended March 31, 1997, respectively; and

         (c) Current Report on Form 8-K dated October 7, 1997, as amended by Form 8-K/A No.1 filed on December 8, 1997.


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference and a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Office of the Secretary, Questron Technology, Inc., 6400 Congress Avenue, Suite 200A, Boca Raton, FL 33487.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including information contained under the caption "Risk Factors," appearing elsewhere in this Prospectus or incorporated herein by reference.

                                  THE COMPANY

         The Company is a specialized value-added distributor of fasteners, electronic hardware and related products sold to high-technology electronic equipment manufacturers and other businesses through its subsidiaries Quest Electronic Hardware, Inc., Webb Distribution, Inc. and California Fasteners, Inc., a master distributor of fasteners through its subsidiary Integrated Material Systems, Inc. and a distributor of lithium batteries and customized battery packs and assemblies through its subsidiary Power Components, Inc. The Company serves more than 3,000 customers, including leading computer, telecommunications, semiconductor manufacturing equipment, medical instrumentation and other industrial equipment manufacturing companies.

         In March 1995, the Company acquired the fastener and electronic hardware distribution business of Arrow Electronics, Inc., which now operates as Quest Electronic Hardware, Inc. ("Quest"), a wholly-owned subsidiary of the Company. Through this acquisition, the Company established its presence as a distributor in California, Texas and Colorado where Quest's business is concentrated.

         In March 1997, the Company acquired Comp Ware, Inc. d/b/a Webb Distribution, a Delaware corporation ("Webb"). Webb distributes electronic hardware, fasteners and components to customers in the high-technology electronic equipment manufacturing industry and other businesses.

         In June 1997, the Company acquired Integrated Material Systems, Inc., an Arizona corporation ("IMS"). IMS is a master distributor of fasteners, which brought to the Company expertise in sourcing products on a worldwide basis and additional materials-management skills.

         In September 1997, the Company acquired Power Components, Inc., a Pennsylvania corporation ("PCI"). PCI, based in Philadelphia, is a distributor of lithium batteries and customized battery packs and assemblies.

         In September 1997, The Company acquired California Fasteners, Inc., a California corporation ("Calfast"). Calfast is a distributor of fasteners and related products, with stocking locations in Anaheim, San Diego and Phoenix.

         The Company was incorporated in Delaware in 1983. The name was changed to Questron Technology, Inc. in 1996 to better reflect its principal business of supplying low-technology products to high-technology industries and other industrial businesses. The Company, with its subsidiaries, has approximately 120 employees. The principal executive offices of the Company are located at 6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487 and its telephone number is (561) 241-5251.

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                  THE OFFERING


Securities Offered by Selling Securityholders.............  125,912 Shares.  See "Selling Securityholders"

Use of Net Proceeds.......................................  The Company will not receive any of the proceeds from the sale of the Securities by the
                                                            Selling Securityholders.  See "Use of Proceeds"

Nasdaq Symbols - Common Stock.............................  QUST
               - Preferred Stock..........................  QUSTP
               - Series IV Warrants.......................  QUSTW

                                  RISK FACTORS

Investment in the Securities involves a substantial degree of risk. Prospective investors should carefully consider, in addition to matters set forth elsewhere in this Prospectus, the following factors relating to the business of the Company and this Offering. Prospective investors should carefully review all risk factors. Such information is presented as of the date hereof and is subject to change, completion or amendment without notice.

NO ASSURANCES THAT RECENT OR POSSIBLE FUTURE ACQUISITIONS WILL BE PROFITABLE

         Prior to March 1997, the Company derived its revenues primarily through its wholly-owned subsidiary, Quest Electronic Hardware, Inc. ("Quest"). Subsequent to March 1997, the Company has acquired a number of companies engaged in the distribution of fasteners, electronic hardware and related items. The Company can make no assurances that this combination of businesses will be as successful as each business was independently. In addition, the Company may enter into additional agreements for future acquisitions. The Company can make no assurances that any such acquisitions can be successfully completed or that future acquisitions will be profitable.

NO ASSURANCE OF FUTURE PROFITABILITY OR PAYMENT OF DIVIDENDS

         No assurance can be given that the future operations of the Company or its subsidiaries will be profitable. Should the operations of the Company or its subsidiaries remain profitable, it is likely that the Company or its subsidiaries would retain much or all of the earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends on its Common Stock.

ECONOMIC FACTORS

         The Company's business may be adversely affected by a downturn in the economy as a whole or in the electronics industry in particular. The Company's business would also be adversely affected in the event of a significant increase in interest rates which would result in an increase in the Company's borrowing costs.

DEPENDENCE UPON MAJOR CUSTOMERS

         The Company has developed a customer base consisting of over 3,000 active customers. Over 95% of the Company's sales are recurring sales to existing customers. For the fiscal year ended December 31, 1996 (on a pro forma basis), the Company's 20 largest customers accounted for approximately 50% of its sales, with no one customer contributing more than 14%.

         These sales arrangements are terminable upon short notice and none of these customers is obligated to continue to use the services of the Company at all or at existing prices. The dependence on major customers subjects the Company to significant financial risk in the operation of its business should a major customer terminate, for any reason, its business relationship with the Company. The continuing ability of the Company to maintain these customer relationships and to build new relationships is dependent, among other things, upon their ability to maintain the high quality standards demanded by its customers.

POSSIBLE NEED FOR ADDITIONAL FINANCING

         The Company intends to fund its operations and other capital needs substantially from operations and available borrowings under the Company's credit agreement with a bank; however there can be no assurance that such funds will be sufficient for these purposes. In the event that the Company needs additional financing to fund its operations and capital needs or to finance future acquisitions, there can be no assurance that such financing will be available, or that it will be available on acceptable terms.

SUBSTANTIAL COMPETITION

         The market for the Company's products is highly competitive, and the Company encounters substantial competition from domestic businesses. Some of the Company's competitors have substantially greater financial resources and technical expertise than the Company and may offer lower prices on competing products. In addition, such competitors may have substantially greater managerial capabilities than the Company and, consequently, the Company may be at a substantial competitive disadvantage in the conduct of its business. Increased competition could result in product price reductions, reduced margins and loss of market share, all of which could have a material adverse effect on the Company's results of operations and financial condition.


                                  THE COMPANY

OVERVIEW

         The Company is a specialized value-added distributor of fasteners, electronic hardware and related products sold to high-technology electronic equipment manufacturers and other businesses through its subsidiaries Quest Electronic Hardware, Inc., Webb Distribution, Inc. and California Fasteners, Inc., a master distributor of fasteners through its subsidiary Integrated Material Systems, Inc. and a distributor of lithium batteries and customized battery packs and assemblies through its subsidiary Power Components, Inc. The Company serves more than 3,000 customers, including leading computer, telecommunications, semiconductor manufacturing equipment, medical instrumentation and other industrial equipment manufacturing companies.

BACKGROUND

         In March 1995, the Company acquired the fastener and electronic hardware distribution business of Arrow Electronics, Inc., which now operates as Quest Electronic Hardware, Inc. ("Quest"), a wholly-owned subsidiary of the Company. Through this acquisition, the Company established its presence as a distributor in California, Texas and Colorado where Quest's business is concentrated.

         In March 1997, the Company acquired Comp Ware, Inc. d/b/a Webb Distribution, a Delaware corporation ("Webb"). Webb distributes electronic hardware, fasteners and components to customers in the high-technology electronic equipment manufacturing industry and other businesses.

         In June 1997, the Company acquired Integrated Material Systems, Inc., an Arizona corporation ("IMS"). IMS is a master distributor of fasteners, which brought to the Company expertise in sourcing products on a worldwide basis and additional materials-management skills.

         In September 1997, the Company acquired Power Components, Inc., a Pennsylvania corporation ("PCI"). PCI, based in Philadelphia, is a distributor of lithium batteries and customized battery packs and assemblies.

         In September 1997, The Company acquired California Fasteners, Inc., a California corporation ("Calfast"). Calfast is a distributor of fasteners and related products, with stocking locations in Anaheim, San Diego and Phoenix.

         The Company was incorporated in Delaware in 1983. The name was changed to Questron Technology, Inc. in 1996 to better reflect its principal business of supplying low-technology products to high-technology industries and other industrial businesses. The Company, with its subsidiaries, has approximately 120 employees. The principal executive offices of the Company are located at 6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487 and its telephone number is (561) 241-5251.

         QUEST ELECTRONIC HARDWARE, INC. ("QUEST")

         Quest is a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers. The business serves customers in the high-technology electronic equipment manufacturing industry, including leading computer, telecommunications, semiconductor manufacturing equipment and medical instrumentation companies. Prior to Quest's acquisition from Arrow Electronics, Inc., the fasteners business had operated as a distributor of fasteners and electronic hardware for more than twenty years.

         Approximately 50% of Quest's sales are of industrial fasteners, 10% are of "spacers" and "standoffs" (products used in conjunction with fasteners), and the remaining sales are divided among a variety of products, including plastic components, cable ties and accessories, drawer slides, connectors, and design/prototype components. The demand for products offered by Quest is relatively stable, with minimal technological change.

         Quest has developed a customer base consisting of over 250 active customers. These customers demand quality service and in many cases are willing to pay premium prices. Over 95% of Quest's sales are recurring sales to existing customers. Currently, the business is concentrated in California, Texas and Colorado.

         WEBB DISTRIBUTION, INC. ("WEBB")

         Webb Distribution, Inc. was incorporated in the State of Connecticut in May 1989 as a distributor of electronic hardware fasteners and components. In February 1995, Webb Distribution, Inc. was merged into Comp Ware, Inc., a newly created Delaware corporation, in a migratory merger and currently conducts business under the name Webb Distribution. The business is concentrated in the New England area. The Company's principal executive offices are located in Winchester, Massachusetts.

         The business of Webb is substantially similar to the business of Quest, serving customers in the high-technology equipment manufacturing industry. Webb serves a variety of different markets on both a direct order basis and in providing services such as bin stock replenishment. Along with serving original equipment manufacturers, Webb also serves more than 800 active customers in the industrial, military, sheet metal and metal fabrication industries.

         INTEGRATED MATERIAL SYSTEMS, INC. ("IMS")

         Based in Scottsdale, Arizona, IMS is a wholly-owned subsidiary of the Company. IMS is a master distributor of fasteners, which sources product on a worldwide basis. The business supplements the skills and expertise of the Company's fastener and electronic hardware distribution business.

         POWER COMPONENTS, INC. ("PCI")

         Power Components, Inc. is a wholly-owned subsidiary of the Company. Based in Philadelphia, PCI distributes lithium batteries, and customized battery packs and assemblies. PCI has grown its business by broadening its customer base and expanding its value-added services.

         CALIFORNIA FASTENERS, INC. ("CALFAST")

         Calfast is a value-added distributor of fasteners and related products, offering custom designed inventory management systems that conform to an organization's needs, including in-plant bin-stock replenishment programs. The business serves customers in the industrial, consumer and electronic equipment manufacturing industries. The business is located in Anaheim, California, Phoenix, Arizona and San Diego, California.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Securities by the Selling Securityholders. The obligation of the Company to repurchase the Shares, as referenced in Notes (3) and (4) under "Selling Securityholders", will be reduced by any sale of the Shares under the Registration Statement of which this Prospectus forms a part.

                            SELLING SECURITYHOLDERS

         The following table sets forth certain information with respect to the Selling Securityholders as of December 18, 1997. The Securities to which this Prospectus relates may be sold from time to time in whole or in part by the Selling Securityholders as described in and subject to the restrictions set forth in the "PLAN OF DISTRIBUTION".



                                                                     Shares that             Shares of
                                           Shares of Common         may be offered          Common Stock          % of Class
   Selling                               Stock owned prior to        pursuant to            owned after           owned after
Securityholders                             this offering          this Prospectus          offering(1)           offering(2)
---------------                             -------------          ---------------          -----------           -----------
Douglas D. Zadow(3)                            361,065                  95,678                265,387               12.57%
29 Trailridge Drive
Melissa, TX  75454

Terry Bastian(4)                               114,041                  30,234                 83,807                3.97%
25101 Danacoral
Dana Point, CA  92629



-------------

(1) Assuming all Shares being offered pursuant to this Prospectus are sold.

(2) Percentages are based upon there being 2,110,590 shares of Common Stock issued and outstanding as of December 18, 1997.

(3) Mr. Zadow is President of Calfast, a subsidiary of the Company. Pursuant to a Stock Purchase Agreement by and among the Company and the shareholders of Calfast, dated as of August 29, 1997 (the "Agreement"), Mr. Zadow was issued 361,065 shares of the Company's Common Stock. Of these 361,065 shares, the 95,678 being offered pursuant to the Registration Statement of which this Prospectus forms a part are subject to a Serial Put Agreement dated September 22, 1997, whereby Mr. Zadow has the option to put the 95,678 shares back to the Company on a monthly basis during the five year period following September 22, 1997.

(4) Mr. Bastian is Purchasing Manager of Calfast, a subsidiary of the Company, and General Manager of the San Diego branch of Calfast. Pursuant to a Stock Purchase Agreement by and among the Company and the shareholders of Calfast, dated as of August 29, 1997 (the "Agreement"), Mr. Bastian was issued 114,041 shares of the Company's Common Stock. Of these 114,041 shares, the 30,234 shares being offered pursuant to the Registration Statement of which this Prospectus forms a part are subject to a Serial Put Agreement dated September 22, 1997, whereby Mr. Bastian has the option to put the 30,234 shares back to the Company on a monthly basis during the five year period following September 22, 1997.

                              PLAN OF DISTRIBUTION

         The Securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Securities. The Securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Securityholders.

         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the shares may be deemed to be the "underwriters" within the meaning of Section 2(11) of the Securities Act and any securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Pursuant to the requirements of Regulation M of the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market-making-activities with respect to the securities during such solicitation and for a period of up to five days preceding such solicitation.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Securityholders.


                           DESCRIPTION OF SECURITIES

COMMON STOCK

         The authorized Common Stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share, of which 2,110,590 shares were issued and outstanding as of December 18, 1997. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of

Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-laws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PREFERRED STOCK

         The authorized Preferred Stock of the Company consists of 10,000,000 shares of Preferred Stock, $.01 par value per share, of which 1,150,000 shares of Series B Convertible Preferred Stock were issued and outstanding as of December 18, 1997.


         Each share of Series B Preferred Stock shall be automatically converted without any action on the part of the Company or the holder thereof into 1.4375 shares of Common Stock on March 4, 1999. Annual dividends on the Series B Preferred Stock will be paid in respect of the two year period prior to conversion at the rate of $0.115 per share. Holders of Series B Preferred Stock will be entitled to one vote for each share of Common Stock into which such Preferred Stock is convertible. Each share of Series B Preferred Stock will be entitled to a liquidation preference equal to $0.01 per share.

         Up to 7,950,000 additional shares of Preferred Stock may be issued from time to time in one or more series and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series.

SERIES IV WARRANTS

         The Company currently has 3,900,000 Series IV Warrants outstanding. Each Series IV Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.75 per share during the four year period commencing March 4, 1998. The Series IV Warrants are redeemable by the Company for $.05 per Series IV Warrant, at any time after March 4, 1998, upon 30 days' prior notice, if the closing bid price of the Common Stock, as reported by the Nasdaq SmallCap Market exceeds $8.50 per share, for any 20 consecutive trading days ending within ten days of the notice of redemption.

         The transfer agent and registrar for the Company is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, telephone number (212) 936-5100.

                                 LEGAL MATTERS

         The legality of the Securities will be passed upon for the Company by Gould & Wilkie, One Chase Manhattan Plaza, New York, New York 10005.

                                    EXPERTS

         The Company's Consolidated Financial Statements as of December 31, 1996 and 1995 and for the years then ended incorporated by reference in this Prospectus and the Registration Statement have been incorporated herein in reliance on the report of Moore Stephens, P.C., independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of the registration of the Common Stock concerned herein which are payable by the Registrant are as follows:

          SEC Registration Fee                     $    335
          Legal Expenses                              8,000
          Accounting Expenses                           250
          Miscellaneous Expenses                      1,660
                                                   --------
                   Total                            $10,245
                                                   ========

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

         The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit liability resulting from grossly negligent decisions, including grossly negligent business decisions relating to attempts to change control of the Company.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

         The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.

                                     -II-1-

ITEM 16.     EXHIBITS

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
3.0 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).
3.1 Certificate of Amendment, dated March 20, 1985, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).
3.2 Certificate of Amendment, dated June 9, 1989, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).
3.3 Certificate of Correction, dated May 17, 1991, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).
3.4 Certificate of Amendment, dated December 20, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0- 13324).
3.5 Certificate of Amendment, dated December 22, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.3 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0- 13324).
3.6 Certificate of Correction, dated July 19, 1994, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995 (File No. 33-44331).
3.7 Certificate of Amendment, dated April 2, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.5 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).
3.8 Certificate of Amendment, dated December 31, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
         3.10 of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 4, 1997 (File No. 333- 18243).
3.9 By-Laws of the Registrant, incorporated by reference to Exhibit 3b(ii) to the Registrant's Form 10- KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).
3.10     Amendment to By-Laws of the Registrant, incorporated by reference to
         Exhibit 3.4 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1992 (File No. 0-13324).

5.0      Opinion of Gould & Wilkie.*
10.0     Serial Put Agreement dated as of September 22, 1997.*
24.1     Consent of Moore Stephens, P.C.
24.2     Consent of Gould & Wilkie (see Exhibit 5.0).*

-------------
*Previously filed.

                                     -II-2-

ITEM 17. UNDERTAKINGS

         (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     -II-3-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boca Raton, Florida on December 18, 1997.


                                    QUESTRON TECHNOLOGY, INC.


                                    By: /s/ Dominic A. Polimeni
                                       ---------------------------------
                                       Dominic A. Polimeni
                                       Chairman, President and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature               Title                        Date
            ---------               -----                        ----

/s/ Dominic A. Polimeni        Chairman, President,          December 18, 1997
----------------------------   Chief Executive Officer
Dominic A. Polimeni            and Director (Principal
                               Executive Officer)



/s/ Milton M. Adler            Treasurer, Secretary,         December 18, 1997
-----------------------------  Controller and Director
Milton M. Adler                (Principal Financial and
                               Accounting Officer)



/s/ Robert V. Gubitosi         Director                      December 18, 1997
-----------------------------
Robert V. Gubitosi



/s/ Mitchell Hymowitz          Director                      December 18, 1997
-----------------------------
Mitchell Hymowitz



/s/ William J. McSherry, Jr.   Director                      December 18, 1997
-----------------------------
William J. McSherry, Jr.

                                 EXHIBIT INDEX


EXHIBIT NO.           DESCRIPTION
-----------           -----------
3.0                   Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
                      3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange
                      Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).
3.1                   Certificate of Amendment, dated March 20, 1985, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Registrant's Registration Statement on Form S-3 filed with the Securities and
                      Exchange Commission on March 9, 1995 (File No. 33-44331).
3.2                   Certificate of Amendment, dated June 9, 1989, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the
                      Registrant's Registration Statement on Form S-3 filed with the Securities and
                      Exchange Commission on March 9, 1995 (File No. 33-44331).
3.3                   Certificate of Correction, dated May 17, 1991, to Certificate of Incorporation of the
                      Registrant, incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the
                      Registrant's Registration Statement on Form S-3 filed with the Securities and
                      Exchange Commission on March 9, 1995 (File No. 33-44331).
3.4                   Certificate of Amendment, dated December 20, 1993, to Certificate of
                      Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the
                      Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).
3.5                   Certificate of Amendment, dated December 22, 1993, to Certificate of
                      Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 to the
                      Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).
3.6                   Certificate of Correction, dated July 19, 1994, to Certificate of Incorporation of the
                      Registrant, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the
                      Registrant's Registration Statement on Form S-3 filed with the Securities and
                      Exchange Commission on March 9, 1995 (File No. 33-44331).
3.7                   Certificate of Amendment, dated April 2, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.5 to the Registrant's Form
                      10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).
3.8                   Certificate of Amendment, dated December 31, 1996, to Certificate of
                      Incorporation of the Registrant, incorporated by reference to Exhibit 3.10 of the
                      Registrant's Registration Statement on Form SB-2 filed with the Securities and
                      Exchange Commission on March 4, 1997 (File No. 333-18243).
3.9                   By-Laws of the Registrant, incorporated by reference to Exhibit 3b(ii) to the
                      Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).
3.10                  Amendment to By-Laws of the Registrant, incorporated by reference to Exhibit 3.4 of the Registrant's Form 10-KSB filed with the Securities and Exchange
                      Commission for the fiscal year ended December 31, 1992 (File No. 0-13324).

5.0                   Opinion of Gould & Wilkie.*
10.0                  Serial Put Agreement dated as of September 22, 1997.*
24.1                  Consent of Moore Stephens, P.C.
24.2                  Consent of Gould & Wilkie (see Exhibit 5.0).*


-------------------
* Previously filed.

